Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Jesters Resources, Inc.

I consent to the use in the Registration Statement on Form SB-2 of my report dated September 14, 2007, included therein relating to the financial statements of Jesters Resources, Inc. for the period June 19, 2007 (inception) to July 31, 2007. I also consent to the reference to the firm under the heading “Experts” in this registration statement.

MICHAEL T. STUDER
Freeport, New York September 27, 2007	Michael T. Studer CPA P.C.